Exhibit 99.1

Ganaxolone for the Treatment of RSE September 26, 2019

Safe Harbor Statement To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our interpretation of preclinical studies, development plans for our product candidate, including the development of dose forms, the clinical trial testing schedule and milestones, the ability to complete enrollment in our clinical trials, interpretation of scientific basis for ganaxolone use, timing for availability and release of data, the safety, potential efficacy and therapeutic potential of our product candidate and our expectation regarding the sufficiency of our working capital. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical trials, the timing of the clinical trials, enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, the attainment of clinical trial results that will be supportive of regulatory approvals, and other matters, including the development of formulations of ganaxolone, and the availability or potential availability of alternative products or treatments for conditions targeted by the company that could affect the availability or commercial potential of our drug candidates. Marinus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Marinus' 10-K dated March 12, 2019 and other filings by the company with the U.S. Securities and Exchange Commission. You may access these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. 2

Status Epilepticus (SE) is the most life-threatening occurrence within the spectrum of epileptic disorders Continuous seizures lasting >5 min for convulsive seizures or >30 minutes for non-convulsive seizures Heterogenous patient population with various/unknown etiologies Prolonged seizure activity can result in permanent neuronal damage and contribute to the high morbidity and mortality rates associated with SE SE becomes more difficult to control as its duration increases and is associated with increased mortality RSE Overview 3 RSE defined as failure of at least one 2nd line intravenous (IV) anti-epileptic drug (AED) Super Refractory Status Epilepticus (SRSE) is SE that continues or recurs 24hrs or more after the onset of IV anesthetics or failure to wean off IV anesthetics No approved therapies for RSE globally

Goals of a new treatment for RSE Prevent patient progression towards escalation of treatment (IV anesthetics) Rapid cessation of SE Maintenance of seizure control over study period Goals of a New Therapy for the Treatment of RSE Benzodiazepine Administered Medically induced Coma Established Status Epilepticus (ESE) 1st line 4 2nd line IV AED’s 3rd line IV Anesthetics Super Refractory Status Epilepticus (SRSE) Refractory Status Epilepticus (RSE)

Refractory Status Epilepticus is a Neurological Emergency

Increased duration of SE leads to neuronal damage, pharmacoresistance, and generally worse outcomes[1,2]

Mortality

Overall mortality is ~17-39% in RSE patients[3,7]

Mean RSE duration (in hrs.) between survivors and non-survivors was found to be 88.9 and 120.3 (p=0.002)[3]

Hospital stay

Patients that achieve SE cessation within 1 or 12 hours (convulsive or non-convulsive SE, respectively) spent significantly less days in the hospital (p<0.001)[5]

General Outcomes

Mean RSE duration between patients that had a 'good' or 'bad' outcomes were 7 and 14 days (p=0.003)[4]

3rd line IV anesthetics are generally effective at achieving SE cessation however are associated with significant complications[6]

More infections during SE (p<0.0001)	Increased hospital stay (29 days vs. 19 days, p=0.0005)
~2.9x increased relative risk for death	Increased ICU stay (14 days vs. 5 days, p<0.0001)

[1] Betjemann JP & Lowenstein DH 2015 *Lancet Neurol*
[2] Sutter R *et al.* 2013 *Nature Reviews Neurology*
[3] Sutter R *et al.* 2013 *Epilepsia*
[4] Madžar D *et al.* 2016 *J. Neurol.*
[5] Kellinghaus C *et al.* 2019 *Ann. Neurol.* [7]Novy et al 2010
[6] Hockher SE *et al.* 2013 *JAMA Neurol.*

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Ganaxolone has demonstrated a broad range of anticonvulsant and psychotherapeutic responses Rationale for IV Ganaxolone for the Treatment of RSE Benzodiazepines are effective in treating acute seizures but not RSE Benzodiazepines are positive allosteric modulators of the synaptic (gamma subunit) GABAA receptor These receptors down-regulate with prolonged seizures and explains why SE patients become refractory to benzodiazepines These receptors also down-regulate with chronic benzodiazepine administration Ganaxolone is a positive allosteric modulator of the synaptic and extrasynaptic (delta subunit) GABAA receptors The extrasynaptic receptor does not down regulate with prolonged seizures and explains why SE patients remain responsive to ganaxolone The extrasynaptic receptor does not down regulate with chronic GNX administration therefore patients should be responsive to ganaxolone with chronic dosing 6

Phase 2 RSE Trial Design

Evaluate safety, tolerability, efficacy, and pharmacokinetics of IV Ganaxolone in RSE patients

RSE Patients

- Diagnosis of convulsive or non-convulsive SE
- Failed at least one 2nd line IV AED but not progressed to 3rd line IV anesthetics

Screening → Treatment Period → Post-treatment Follow-up

Treatment Period		
Loading Dose	Maintenance	Taper
Bolus plus continuous infusion	2-4 day infusion	18 hour taper

Post-treatment Follow-up	
24 hr	Weeks 2, 3, 4

Cohort	Dose of GNX/day	N
Low	500mg/day	5
Medium	650mg/day	4
Target	713mg/day	8

Endpoints

- ***Primary:*** number of patients who do not require escalation of treatment with IV anesthetic within the first 24 hours after ganaxolone initiation
- ***Secondary:*** additional efficacy, safety and tolerability

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17 patients 8 males, 9 females, Mean Age 56.9 years (range: 23 – 88) Varied reasons for RSE (e.g., brain tumors, vascular (stroke, hemorrhage), metabolic, autoimmune, alcohol withdrawal, illicit drug overdose) Types of SE 5 (29%) convulsive SE 11 (65%) non-convulsive, and 1 (6%) convulsive SE progressing to non-convulsive SE History of epilepsy 7 (41%) had history of epilepsy 10 (59%) no history of epilepsy Mean # of failed IV AEDs including benzodiazepines 2.9 (range: 2-5) Mean # of failed 2nd line IV AEDs 2.1 (range: 1-4) All 17 patients (100%) failed levetiracetam or lacosamide before receiving GNX Baseline Characteristics 8

Phase 2 RSE Trial – Efficacy of IV Ganaxolone 9 Cohort No escalation to IV anesthetics within 24 hours from infusion initiation (Primary Endpoint) Status-free at 24 hours from infusion initiation No escalation to additional IV AEDs or IV anesthetics for status relapse at any time through the follow up period* Target (713 mg/day; n=8) 100% (8 of 8) 88% (7 of 8) 100% (8 of 8) Medium (650 mg/day; n=4) 100% (4 of 4) 100% (4 of 4) 75% (3 of 4) Low (500 mg/day; n=5) 100% (5 of 5) 100% (5 of 5) 60% (3 of 5) *Follow up period equals end of taper to 24 hours post taper Two patients escalated to 3rd line therapy for seizure relapse @ Day3 One patient escalated to additional IV AED @ Day 1 for seizure relapse. One patient experienced status relapse @ Day 2 (during taper). One patient had status relapse @ Day 1, which resolved during the ganaxolone infusion without treatment escalation

Target Dose Provided Shorter ICU Time and Greater Improvements in CGI-I at Follow-up 10 CGI-I at Final Follow-up Visit (Target Dose) 3: Minimally Improved N=1 2: Much Improved N=1 1: Very Much Improved N=5 *1 patient in Target Dose died due to perforated bowel (not related)

2 related in 2 patients 2 severe sedation 13 Related in 7 subjects 6 mild (2 hypotension, 2 somnolence, 1 urinary retention, 1 hypercarbia) 5 moderate (4 somnolence; 1 hypercarbia) 2 severe (2 sedation) Phase 2 RSE Trial - IV Ganaxolone Safety Summary 11 10 SAEs in 6 patients (also included in AEs) 50 AEs in 16 subjects 8 non-related in 4 patients 37 Not-Related in 12 subjects 20 mild 8 moderate (2 pain; 2 pneumonia, 2 dysphagia, 1 delirium, 1 hypertension) 9 severe (respiratory depression, death due to withdrawal of support, sepsis, embolic stoke, perforated bowel, fall, loss of consciousness, multiple fractures, pneumothorax) 1 Death due to withdrawal of life support 1 Respiratory depression 1 Bowel perforation (fatal) 1 Sepsis (fatal) 1 Fall 1 Loss of consciousness 1 Pneumothorax 1 Multiple fracture Intubation 9 patients were not intubated upon enrollment. Of these, 6 remained intubation-free during the entire ganaxolone treatment period

Status Epilepticus - U.S. Hospital Incidence

~75K Hospital SE Patients (ICD-10)



~25K Patients
34%
~38K Patients
50%
~12K Patients
16%
Tractable SE
Min. RSE
Potential RSE

Both SE & RSE fall within the orphan drug designation

75K Total SE Patients Annually in U.S.

- 23 unique ICD-10 codes with some reference to SE
- Refractory SE patient volumes range from 12.5K to 37.5K
  - *Minimum = patients coded as "intractable" in ICD-10 (understated)*
  - *Maximum = 30%-50% of patients cited as refractory in med literature*
- Primary market research & clinicians confirm refractory patients in range of medical literature

Current SE treatment approach is clinically deficient

- High level of mortality for refractory patients @ 40%
- High levels of morbidities with existing treatments
  - *Co-morbidities extend beyond SE to include infection, etc.*
- Average hospital length of stay for refractory = 7-17 days

SE presents a very high cost burden to HC system

- Average cost of therapy for case ranges from $50k-$75K
- DRG < average cost of treatment, many hospitals losing $$
- Primary cost of care drivers are ICU and treatment complications

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No patients progressed to IV anesthetics during first 24 hours Median time to SE cessation = 5 minutes (n=15 evaluable) Durable response throughout study period in target dose cohort Patients failed mean of 2.1 second line IV AEDs Highly heterogeneous underlying cause of status Target patient population and dose identified for Ph. 3 study Ganaxolone shows an acceptable safety profile in patients with RSE Planning EOP2 meeting in Q1 2020 Phase 2 RSE Trial - Conclusions 13

Thank You